                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       PAREXEL International Corporation
                (Name of Registrant as Specified In Its Charter)

                       PAREXEL International Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [Parexel Logo]
      -------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525

                                             October 14, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PAREXEL International Corporation (the "Company") to be held at 1:00 p.m., Eastern Standard Time, Tuesday, November 11, 2003, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420.

     At this meeting, you will be asked to consider and vote upon the following matters:

     (i) The election of three Class II Directors to the Company's Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2006 and until his successor is duly elected and qualified;

     (ii) The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2004; and

     (iii) The transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     Whether you plan to attend the meeting or not, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be voted whether you attend the meeting in person or not. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation is greatly appreciated.

                                          Very truly yours,

                                          /s/ Josef von Rickenbach



                                          Josef H. von Rickenbach
                                          Chairman of the Board and Chief
                                          Executive Officer

                                 [PAREXEL LOGO]
      -------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 11, 2003

To the Stockholders of PAREXEL International Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of PAREXEL International Corporation, a Massachusetts corporation (the "Company"), will be held at 1:00 p.m., Eastern Standard Time, on Tuesday, November 11, 2003, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420, to consider and vote upon the following matters:

     1. To elect three Class II Directors to the Company's Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2006 and until his successor is elected and qualified;

     2. To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2004; and

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The above items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting or at any adjournment thereof.

     Only stockholders of record at the close of business on October 2, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Susan H. Alexander

                                          Susan H. Alexander
                                          Clerk
Waltham, Massachusetts
October 14, 2003

                                 [Parexel Logo]

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                October 14, 2003

     This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of PAREXEL International Corporation, a Massachusetts corporation ("PAREXEL" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held at 1:00 p.m., Eastern Standard Time, on Tuesday, November 11, 2003, and at any adjournments or postponements thereof (the "Meeting"), at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420. The Company's 2003 Annual Report is being mailed with this Proxy Statement on or about October 14, 2003 to all stockholders entitled to vote at the Meeting.

     The purpose of the Meeting is to consider and vote upon the following matters:

     1. To elect three Class II Directors to the Company's Board of Directors, each to serve for a three-year term continuing until the annual meeting of stockholders in 2006 and until his successor is elected and qualified;

     2. To ratify the selection of Ernst & Young LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2004; and

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board has fixed the close of business on October 2, 2003 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 25,878,404 shares of the Company's Common Stock were issued and outstanding.

     The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Clerk of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Clerk of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy unless the shareholder affirmatively revokes the proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Clerk, at or before the taking of the vote at the Meeting.

     The persons named as attorneys in the proxy are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

     The representation in person or by proxy of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock voting is required for the election of the Class II Directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock voting is required to ratify the selection of Ernst & Young LLP as the Company's auditors (Proposal 2).

     Shares which abstain from voting on one or more matters, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to one or more particular matters ("broker non-votes"), will be counted for purposes of a quorum, but will not be counted as votes in favor of any such matters. Such shares will also not be counted as voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on Proposals 1 and 2 at the Meeting.

     The Board knows of no other matter to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of August 31, 2003 (unless otherwise indicated) (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each current Director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table on page 12, and (iv) by all current Directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                            SHARES BENEFICIALLY    PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                         OWNED(1)         BENEFICIALLY OWNED(1)
------------------------                                    -------------------   ----------------------
Third Avenue Management, LLC(2)...........................       4,157,230                 16.1%
Wellington Management Company, LLP(3).....................       3,291,000                 12.7
Vanguard Specialized Funds -- Vanguard Health Care
  Fund(4).................................................       1,570,200                  6.1
Royce & Associates, LLC(5)................................       1,442,000                  5.6
A. Dana Callow, Jr.(6)....................................         122,752                  0.5
A. Joseph Eagle(7)........................................          12,353                    *
Patrick J. Fortune, Ph.D.(8)..............................          92,003                  0.4
Richard L. Love(9)........................................             334                    *
Serge Okun(10)............................................          78,837                  0.3
William U. Parfet(11).....................................           4,503                    *
Josef H. von Rickenbach(12)...............................         411,948                  1.6
Andrew L. Smith(13).......................................          41,750                  0.2
Carl A. Spalding(14)......................................         177,727                  0.7
James F. Winschel, Jr.(15)................................         106,153                  0.4
Michael E. Woehler, Ph.D.(16).............................          24,591                  0.1
All executive officers and directors as a group (13
  persons)(17)............................................       1,212,303                  4.5%

---------------

 *   Less than 0.1 % of the outstanding Common Stock.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. In calculating the percentage of shares of Common Stock beneficially owned by each person or entity listed, the number of shares of Common Stock deemed outstanding includes: (i) 25,861,044 shares of Common Stock outstanding as of August 31, 2003; and (ii) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after August 31, 2003 ("Presently Exercisable Stock Options"), as set forth below.

(2) The mailing address for this entity is 767 Third Avenue, New York, New York 10017. This entity is a registered investment company and has sole voting authority with regard to 3,828,805 of these shares.

(3) The mailing address for this entity is 75 State Street, Boston, Massachusetts 02109. Ownership is stated as of June 30, 2003, as reflected in a Schedule 13-F filed with the Securities and Exchange Commission (the "Commission"). This entity has shared voting power with regard to 42,500 of these shares, sole voting power with regard to 1,557,500 of these shares, no voting power with regard to 1,691,000 of these shares and shared investment authority with regard to 42,500 of these shares. This entity is a registered investment adviser.

(4) The mailing address for this entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This entity is a registered investment company and has shared voting and investment power with regard to all of these shares.

(5) The mailing address for this entity is 1414 Avenue of the Americas, New York, New York 10019. Ownership is stated as June 30, 2003 as reflected in a Schedule 13-F filed with the Commission.

(6) Includes 110,170 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(7) Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(8) Includes 89,672 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(9) Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(10) Includes 74,837 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(11) Consists of shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(12) Includes 303,748 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(13) Includes 41,250 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(14) Includes 175,000 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(15) Includes 85,000 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options and 3,200 shares of Common Stock held as custodian for children.

(16) Includes 21,250 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(17) Includes 1,049,867 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Organization and
Section 50A(b)(ii) of Chapter 156B of the Massachusetts General Laws, the Company's Board is divided into three classes: the Class I, Class II and Class III Directors. The term of office of each class of Directors is three years, with one class of Directors being elected at each Annual Meeting of Stockholders. The Class II Directors' terms will expire at this Meeting. The three nominees for Class II Directors are A. Joseph Eagle, Richard L. Love and Serge Okun. The information below sets forth for each member of the Board, including the Class II nominees to be elected at the Meeting, such person's age, principal occupations during the past five years and certain other information.

     All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for the nominees to the Board will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees named below. The election of the Directors will be determined by the affirmative vote of the holders of a plurality of the shares of common stock voting at the Meeting. Each of the nominees is presently a director, and each has indicated a willingness to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for the election of other persons selected by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES NAMED BELOW.

CLASS II DIRECTORS: NOMINEES FOR ELECTION AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     A. JOSEPH EAGLE, 56, was elected a Director of the Company in March 1998. Since September 2001, Mr. Eagle has served as Chairman of Blackspot Interactive Limited, a road safety products and services company in the United Kingdom. From April 2000 to September 2001, Mr. Eagle primarily acted as a private investor. From March 1998 to April 2000, Mr. Eagle served as President of the Company's Medical Marketing Services Division and Managing Director of PAREXEL MMS Europe Limited. From 1990 to March 1998, Mr. Eagle served as Managing Director and Chairman of PPS Europe Limited, a medical marketing services company, which was acquired by the Company in March 1998. Prior to 1985, Mr. Eagle served as Marketing Director of Ciba Geigy UK Ltd. and was a Vice President of both Pfizer Asia Management Centre and Pfizer Africa Middle East. Prior to his service at Pfizer, Mr. Eagle was a product manager at Wellcome International.

     RICHARD L. LOVE, 60, was elected a Director of the Company in September 2002 and is a member of the Compensation Committee of the Board. Since January 2003, Mr. Love has served as Chief Operating Officer of Translational Genomics Research Institute (TGen), a medical research organization, and since January 2002, he has served as a consultant to ILEX Oncology, an oncology focused pharmaceutical company. From October 1994 to January 2002, Mr. Love served as President and Chief Executive Officer of ILEX Oncology.

From 1991 to 1994, he served as Chief Operating Officer of the Cancer Therapy and Research Center, a cancer treatment center focused on the clinical evaluation of new agents. From 1983 to 1991, Mr. Love served as Chief Executive Officer of Triton Biosciences, Inc., a biotechnology company. Mr. Love currently serves as Chairman of the Board of Directors of Salix Medical, as well as a director of ILEX Oncology and Signase Inc., and Interim Executive Director of San Antonio Technology Accelerator Initiative (SATAI), a non-profit corporation.

     SERGE OKUN, 57, was elected a Director of the Company in November 1997 and is a member of the Compensation Committee of the Board. Since June 2003, Mr. Okun has primarily acted as a private investor. From August 1996 to June 2003, Mr. Okun served as President and Chief Executive Officer of PST International, and from August 1996 to July 2000, served as President of BMTS, both privately held ventures in health care technology. Prior to August 1996, Mr. Okun held several senior management positions including Corporate Executive Vice President and Corporate Senior Vice President at Dun & Bradstreet, in addition to various senior management positions at IMS International and A.C. Nielson Company, two companies constituting Dun & Bradstreet's Marketing Information Services Division. At IMS International, Mr. Okun held several positions including President, Chief Executive Officer, Senior Vice President, President IMS America, President IMS France and General Manager IMS Canada. At A.C. Nielson Company, Mr. Okun was President and Chief Executive Officer. Mr. Okun is a director of PST International.

CLASS III DIRECTORS: TERM EXPIRES AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     A. DANA CALLOW, JR., 51, was elected a Director of the Company in June 1986 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Since January 1997, Mr. Callow has served as the Managing General Partner of Boston Millennia Partners Limited Partnership and Boston Millennia Partners II Limited Partnership, both venture capital firms. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures' Limited Partnerships. He has served as Executive Chairman of MedAptus, Inc., a healthcare information management company, since December 2002. He is a member of the Board of Trustees of Tufts University and the Board of Overseers of Tufts University School of Medicine. He is also a member of the Board of the Tuck Center for Private Equity and Entrepreneurship at Dartmouth College and is a Director of Jobs for Massachusetts, a non-profit organization. He is currently a director of PHT Technologies, Inc., and several other private companies.

     JOSEF H. VON RICKENBACH, 48, founded PAREXEL in 1983 and has served as a Director, Chairman of the Board and Chief Executive Officer since then and also served as President until April 2001. Prior to founding PAREXEL, he was European Area Manager with ERCO (now ENSECO), Inc., a diversified testing and technical consulting company. Mr. von Rickenbach has worked for Schering-Plough, Inc. and 3M (East), a division of 3M Company. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and has an undergraduate degree from the College of Economics and Administration in Lucerne, Switzerland.

CLASS I DIRECTORS: TERM EXPIRES AT 2005 ANNUAL MEETING OF STOCKHOLDERS

     PATRICK J. FORTUNE, PH.D., 56, was elected a Director of the Company in June 1996 and is Chairman of the Compensation Committee and a member of the Audit Committee of the Board. Since July 2001, Dr. Fortune has served as a Partner of Boston Millenia Partners II Limited Partnership, a venture capital firm, and since February 2002 has served as Executive Chairman of Knowledge Impact Systems, Inc., a software end user training company. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and health products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco, and held several management positions with Baxter International, Inc., including: Corporate Vice President; President, Parenteral Products Division; Vice President, Research and Development; and Vice President, Information Services.

     WILLIAM U. PARFET, 56, was elected a Director of the Company in June 2001 and is Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee of the Board. Since May 1999 Mr. Parfet has served as the Chairman and Chief Executive Officer of MPI Research, Inc., Mattawan, Michigan, a research laboratory conducting risk assessment toxicology studies. From October 1995 to May 1999, he served as Co-Chairman of MPI Research, LLC and from 1993 to 1996 as President and Chief Executive Officer of Richard-Allan Medical Industries, a worldwide manufacturer of surgical products. Prior to that, he had served in a variety of positions at The Upjohn Company, most recently as Vice Chairman of the Board. He is a director of Stryker Corporation, CMS Energy Corporation and Monsanto Company. He is also a Commissioner of the Michigan Department of Natural Resources.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board met nine times and took action by unanimous written consent twice during the fiscal year ended June 30, 2003. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. During part of the fiscal year that ended June 30, 2003, the Company had a Stock Option Committee, which was merged into the Compensation Committee effective December 20, 2002.

     The Audit Committee, which oversees the accounting and financial functions of the Company, met five times during the fiscal year ended June 30, 2003. The Audit Committee has adopted a written charter, a copy of which was attached to the Company's Proxy Statement dated October 8, 2001 and is on file with the Commission. Messrs. Callow, Fortune and Parfet are the current members of the Audit Committee. Each of the members of the Audit Committee is "independent" for purposes of the Nasdaq listing standards.

     The Stock Option Committee of the Board, which reviewed and approved option grants and administered the Company's stock plans, prior to being merged into the Compensation Committee, took action by unanimous written consent four times during the fiscal year ended June 30, 2003. Messrs. Callow and Fortune served on the Stock Option Committee in fiscal year 2003.

     The Compensation Committee of the Board, which reviews and makes recommendations concerning executive compensation and reviews and approves option grants and administers the Company's stock plans, met four times and took action by unanimous written consent twice during the fiscal year ended June 30, 2003. Messrs. Fortune, Love and Okun are the current members of the Compensation Committee.

     On December 20, 2002, the Board established a Nominating and Corporate Governance Committee, which has the following principal duties: (i) to identify individuals qualified to serve as members of the Board; (ii) recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (iv) oversee the evaluation of the Board and management.

     The members of the Nominating and Corporate Governance Committee are Messrs. Callow and Parfet. The Nominating and Corporate Governance Committee met once during the fiscal year ended June 30, 2003. The Nominating and Corporate Governance Committee will consider for nomination to the Board candidates suggested by the stockholders, provided that such recommendations are delivered to the Company, with an appropriate biographical summary, no later than the deadline for submission of stockholder proposals. See "Stockholder Proposals" below.

     During the fiscal year ended June 30, 2003, all of the Company's Directors attended at least 75% of the aggregate of the total number of meetings of the Board and all committees of the Board on which he served.

                               EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until the first meeting of Directors following the next annual meeting of stockholders and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

NAME                                        AGE                       POSITION(S)
----                                        ---                       -----------
Josef H. von Rickenbach...................  48    Chairman of the Board and Chief Executive Officer
Carl A. Spalding..........................  58    President and Chief Operating Officer
James F. Winschel, Jr. ...................  54    Senior Vice President and Chief Financial Officer
Michael E. Woehler, Ph.D. ................  58    President, Clinical Research Services
Andrew J. Morffew, Ph.D. .................  53    President, PAREXEL Consulting Group
Andrew L. Smith...........................  54    President, Medical Marketing Services
Ulf I. Schneider, Ph.D....................  46    Senior Vice President and Chief Administrative
                                                  Officer
Susan H. Alexander........................  46    Senior Vice President, General Counsel and Clerk

     CARL A. SPALDING has served as President and Chief Operating Officer of the Company since April 2001. From June 1998 to September 2000 Mr. Spalding served as Executive Vice President and Group President, Healthcare Product Services of Cardinal Health, Inc., a provider of healthcare products and services. From June 1992 to June 1998, he served as Divisional Vice President, Ross Pediatric Products of Abbott Laboratories, a pharmaceutical and healthcare products manufacturer. Prior to that, Mr. Spalding was with Johnson & Johnson for 22 years in various domestic and international positions.

     JAMES F. WINSCHEL, JR. has served as Senior Vice President and Chief Financial Officer of the Company since June 2000. From January 1999 to May 2000, Mr. Winschel served as President of U.B. Vehicle Leasing, Inc., a subsidiary of The Bank of Tokyo Mitsubishi Ltd. ("BTM"). From December 1995 to September 1999, Mr. Winschel served as Executive Vice President and Chief Financial Officer of BTM Capital Corporation, another BTM subsidiary. From 1993 to 1995, Mr. Winschel served as Vice President -- Finance for the Physician Services Division of Caremark International, Inc., a healthcare services company. From 1989 to 1993, he held a variety of executive positions at Whirlpool Financial Corporation, including Vice President and Managing Director of its commercial finance division and Vice President and Chief Financial Officer. Prior to 1989, Mr. Winschel had a 16 year career with General Electric Company and its subsidiaries, holding various positions including serving in the financial management ranks of General Electric Capital Corporation. Mr. Winschel received B.S. and M.B.A. degrees from Syracuse University.

     MICHAEL E. WOEHLER, PH.D. has served as President, Clinical Research Services, since January 2002. From August 2001 to January 2002, Mr. Woehler served as Senior Vice President-Clinical Research Services. From May 1999 to June 2001, he served as President and Chief Executive Officer of Mosaic Technologies, Inc., a privately owned DNA application technology marketing company. Prior to that, Mr. Woehler was with Pharmacia Biotech Inc., a biotechnology company, for 18 years, most recently serving, from January 1997 to February 1999, as President of Amersham Pharmacia Biotech Inc., its North American holding company subsidiary, and Vice President, Separations Business Area. Mr. Woehler received his B.A. in biology and chemistry from Northwestern University and a Ph.D. in immunology from Marquette University.

     ANDREW J. MORFFEW, PH.D. has served as President of the PAREXEL Consulting Group since March 2000. He joined the Company in April 1997 and has served in positions as Vice President Client Relations Group and Vice President PAREXEL Consulting Group. From January 1980 to April 1997 he held several positions in International Business Machines Corporation, an information technology company where from 1992 to April 1997 he served as a Principal in the IBM Consulting Group.

     ANDREW L. SMITH has served as President, Medical Marketing Services since April 2000. From August 1996 to August 1999, Mr. Smith served as the Chief Executive Officer of Cerebrus plc, a UK based biotechnology start-up company. From December 1990 to August 1996, Mr. Smith served as Senior Vice President and Managing Director of SmithKline Beecham, a U.K. pharmaceutical company.

     ULF I. SCHNEIDER, PH.D. has served as Senior Vice President and Chief Administrative Officer of the Company since June 2000 and Managing Director of PAREXEL GmbH since 1996, and is responsible for coordination of world wide administrative activities of the Company. From 1990 to 1996, he served as Director of Finance and Administration of PAREXEL GmbH.

     SUSAN H. ALEXANDER became Senior Vice President, General Counsel and Clerk of the Company in September 2003. Prior to joining the Company, Ms. Alexander served as General Counsel and Secretary for IONA Technologies PLC, a software company, from June 2001 to September 2003. From January 1995 to June 2001, she served as Counsel for Cabot Corporation, a specialty chemical company. From 1990 to 1995, Ms. Alexander was a partner with the law firm of Hinckley Allen & Snyder of Boston, Massachusetts. Prior to joining Hinckley Allen & Snyder, Ms. Alexander was a partner with the law firm of Fine & Ambrogne of Boston. Ms. Alexander received her J.D. from Boston University School of Law and received her B.A. from Wellesley College.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company contributed all of the shares of stock of FWPS Group Limited, a company organized under the laws of the United Kingdom, which it acquired in January 2003, to its indirect majority owned subsidiary, Perceptive Informatics, Inc. ("Perceptive"), in July 2003. Perceptive issued shares of common stock to PAREXEL International Trust, a wholly owned subsidiary of the Company, as consideration for this contribution. As a result of the transaction, the Company's ownership in Perceptive increased from 97.4% to 98.2%. Certain officers and Directors of the Company own less than 2% of the issued and outstanding common stock of Perceptive. The terms of this transaction were approved by an independent committee of the Board of Directors of the Company, the members of which neither serve as Director of, nor own any shares of stock of, Perceptive.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16 forms they file.

     Based on the information provided to it, the Company believes that during the fiscal year ended June 30, 2003 all of its officers, Directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements, with the exception that Messrs. Callow, Eagle, Fortune, Love, Okun and Parfet each reported an option grant issued in November 2002 late on a Form 4 and Mr. Eagle also reported a stock sale late on a Form 4.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter as noted above. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Audit Committee held five meetings during the fiscal year ended June 30, 2003.

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2003 and has discussed with Ernst & Young LLP ("E&Y") the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the auditors the auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.
                                          Respectfully submitted by the Audit
                                          Committee:

                                          A. Dana Callow, Jr.
                                          Patrick J. Fortune
                                          William U. Parfet, Chairman

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer (the "CEO") and the four other most highly compensated executive officers other than the CEO, in each case whose total salary and bonus exceeded $100,000 in fiscal 2003 (collectively, the "Named Executive Officers") with respect to the Company's last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                  ANNUAL COMPENSATION       COMPENSATION
                                                  --------------------   ------------------
                                         FISCAL                          AWARDS SECURITIES     ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY(1)    BONUS     UNDERLYING/OPTIONS   COMPENSATION
---------------------------              ------   ---------   --------   ------------------   ------------
Josef H. von Rickenbach................   2003    $469,107    $162,000             --            $3,000(2)
  Chairman of the Board                   2002     472,205     148,500         30,000             3,000
  and Chief Executive Officer             2001     370,696     193,125        200,000             3,000
Carl A. Spalding(3)....................   2003    $404,083    $145,478             --                --
  President and Chief Operating           2002     400,000     138,000             --                --
  Officer                                 2001     122,727      73,333        350,000                --
James F. Winschel, Jr. ................   2003    $275,833    $137,911         25,000            $3,000(2)
  Senior Vice President                   2002     275,000     137,500         15,000             3,000
  and Chief Financial Officer             2001     245,607     137,500             --             3,000
Andrew L. Smith........................   2003    $279,692    $112,730             --                --
  President, Medical Marketing            2002     270,000     111,574         15,000                --
  Services                                2001     252,301     112,644             --             4,869
Michael E. Woehler, Ph.D.(4)...........   2003    $259,167    $116,075             --            $2,650(2)
  President, Clinical Research Services   2002     207,041      63,309         50,000             2,376

---------------

(1) Includes payments for unused vacation time, if any.

(2) Amounts shown represent employer contributions under the Company's 401(k) plan during the fiscal year.

(3) Mr. Spalding became President and Chief Operating Officer effective March 12, 2001.

(4) Mr. Woehler became President, Clinical Research Services effective January 24, 2002.

     The following table sets forth information concerning options granted pursuant to the Company's stock plans during the fiscal year ended June 30, 2003 to James F. Winschel, Jr. None of the other Named Executive Officers as reflected in the Summary Compensation Table above were granted stock options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                             -----------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF      PERCENT OF                               ANNUAL RATES OF STOCK
                             SECURITIES    TOTAL OPTIONS                             PRICE APPRECIATION FOR
                             UNDERLYING      GRANTED TO     EXERCISE                     OPTION TERM(1)
                               OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------
NAME                         GRANTED(2)    FISCAL YEAR(3)   SHARE(4)       DATE          5%          10%
----                         -----------   --------------   ---------   ----------   ----------   ----------
James F. Winschel, Jr. ....    25,000          37.88%         $8.05      10/11/10     $114,556     $256,942

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) Exercisable in four equal installments commencing one year from the date of grant.

(3) Based on an aggregate of 66,000 shares subject to options granted in the fiscal year ended June 30, 2003 to employees of the Company.

(4) The exercise price per share was equal to the fair market value of the Company's Common Stock on the date of grant.

     The following table sets forth certain information concerning the number of securities underlying options held by the Named Executive Officers, including
(i) the number of unexercised stock options outstanding as of June 30, 2003; and
(ii) the value of such unexercised options at June 30, 2003. No stock options were exercised by any of the Named Executive Officers during the fiscal year ended June 30, 2003.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Josef H. von Rickenbach.......................    306,248        135,502       $581,925       $220,110
Carl A. Spalding..............................    175,000        175,000        323,750        323,750
James F. Winschel, Jr.........................     75,000         60,000        354,900        288,200
Andrew L. Smith...............................     37,500         22,500        180,450         85,050
Michael E. Woehler, Ph.D. ....................     12,500         37,500         21,788         65,363

---------------

(1) Value is based on the difference between the option exercise price and the fair market value at June 30, 2003 ($13.95 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

     The Company and Josef H. von Rickenbach, Chairman and Chief Executive Officer, are parties to an Employment Agreement, dated December 6, 1999, as amended. This contract expires on December 6, 2005 and will automatically renews for additional three year periods, unless either party opts not to renew at least 90 days prior to the end of any applicable three year period. Under the terms of the agreement, in the event of termination by the Company by non-renewal of the agreement, all unexpired stock options held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum. In addition, in the event of termination by the Company other than for "cause" (as defined in the agreement), or by Mr. von Rickenbach for "good reason" (as defined in the agreement), and not in connection with a "change of control" of the Company (as defined in the agreement), or for termination due to death or disability, Mr. von Rickenbach would be entitled to receive (i) continued payment of his then-current base salary, plus bonus payments and benefits, perquisites and services that otherwise would have been payable to him, for the next three years, (ii) the vesting of all unexpired stock options, and (iii) a lump sum payment for all other awards under any other long term incentive plan. In the event of termination by the Company other than for cause or by Mr. von Rickenbach for good reason, during the period beginning 12 months prior to, and ending 18 months following, a change of control, Mr. von Rickenbach would be entitled to receive (i) the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change of control, (ii) the amount of base salary, bonus payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following the change of control, (iii) outplacement services and (iv) the vesting of all unexpired stock options. The agreement further provides that benefits will be supplemented by an additional payment to "gross up" Mr. von Rickenbach for any excise tax under the "golden parachute" tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), unless the value of all payments to be received under this agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped). The current rate of compensation for Mr. von Rickenbach under this agreement is $450,000 for an annual salary, with a bonus target of not less than $110,000.

     The Company and Carl A. Spalding, President and Chief Operating Officer, are parties to an Executive Change of Control/Severance Agreement dated April 9, 2001. Under the terms of the agreement, if the Company terminates Mr. Spalding's employment without "cause" (as defined in the agreement), Mr. Spalding would be entitled to receive (i) a lump sum cash payment equal to 18 months of his monthly base salary plus the target bonus that would have been payable during the 18 month period following termination, (ii) pro-rata vesting of any stock options that would have vested on the next anniversary of the grant date of such option and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to such termination. In the event his employment is terminated by the Company without cause during the period beginning nine months prior to, and ending 18 months following, a "change of control" of the Company (as defined in the Agreement), or Mr. Spalding terminates his employment for "good reason" (as defined in the agreement) during the 18 month period following a change of control of the Company, Mr. Spalding is entitled to receive (i) a lump sum cash payment equal to 18 months of his monthly base salary plus the target bonus that would have been payable during the 18 month period following termination, (ii) accelerated vesting of both stock options and capital accumulation benefits, and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to such termination. The agreement further provides that the benefits will be supplemented by an additional payment to "gross up" Mr. Spalding for any excise tax under the "golden parachute" tax provisions of the Code.

     The Company and James F. Winschel, Jr., Senior Vice President and Chief Financial Officer, are parties to an Executive Change of Control/Severance Agreement dated April 3, 2001. Under the terms of the agreement, if Mr. Winschel's employment is terminated without "cause" (as defined in the agreement), he would be entitled to receive (i) a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the target bonus that would have been payable to him during the year in which termination occurs. If the Company terminates Mr. Winschel's employment without cause during the period beginning 9 months prior to, and ending 18 months following, a "change of control" of the Company (as defined in the agreement), or Mr. Winschel terminates his employment "for good reason" (as defined in the agreement) during the 18 month period following a change of control of the Company, Mr. Winschel would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12 month period following termination, (ii) accelerated vesting of both stock options and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to "gross up" Mr. Winschel for any excise tax under the "golden parachute" tax provisions of the Code.

     Each of the executive officers of the Company are bound by the terms of a Key Employee Confidentiality and Invention Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during, and for one year subsequent to, the term of employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Fortune, Love and Okun, none of whom ever has been an officer or employee of the Company or any of its subsidiaries. Mr. Okun served on the Compensation Committee for the entire fiscal year ended June 30, 2003. Messrs. Fortune and Love have served on the Compensation Committee since December 20, 2002. Mr. Callow served on the Company's Compensation and Stock Option Committees until December 20, 2002.

     No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a Director of the Company.

                            DIRECTORS' COMPENSATION

     Non-employee members of the Board receive an annual lump sum payment of $25,000 payable in July of each year for service as a Director during the immediately preceding fiscal year ended June 30, pro rated according to the length of any such Board service for such fiscal year if less than a full year. In addition, non-employee Directors receive $1,500 per day for each meeting of the Board attended in person and $750 per day for each meeting of the Board attended by telephone conference call.

     All non-employee Directors are eligible to receive option grants on a discretionary basis. In addition, each non-employee Director receives an option grant for 1,000 shares of Common Stock for each in-person meeting of the Board and its committees attended (500 shares for each in-person committee meeting attended on the same date as an in-person Board meeting), an option grant for 500 shares for each Board meeting attended by telephone conference call and an option grant for 1,000 shares for each committee meeting attended by telephone conference call. During the fiscal year ended June 30, 2003, under this program, non-employee Directors were granted options to purchase an aggregate of 63,000 shares of Common Stock under the Company's Second Amended and Restated 1995 Stock Option Plan (the "1995 Plan"). The exercise prices for these option grants ranged from $9.35 per share to $14.21 per share. The non-employee Directors were granted options for shares of Common Stock as follows: Mr. Callow, 13,000; Mr. Eagle, 7,000; Dr. Fortune, 13,000; Mr. Love, 8,000; Mr. Okun, 11,500; and Mr.
Parfet, 10,500. The options granted to non-employee Directors vest in three equal annual installments commencing on the first anniversary of the date of grant, unless a change in control of the Company occurs in which case they become fully exercisable. Mr. Eagle also receives medical insurance benefits from the Company worth approximately $2,000 per year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overview. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Pursuant to authority delegated by the Board of Directors, the Compensation Committee establishes each year the non-equity compensation of senior management, reviews, as appropriate, other compensation standards of the Company and administers the Company's 401(k) Savings and Retirement Plan. The Compensation Committee also, pursuant to authority delegated by the Board of Directors and as a result of the merger of the Stock Option Committee into the Compensation Committee effective December 20, 2002, establishes each year the equity compensation of senior management, reviews, as appropriate, equity compensation standards of the Company, and administers the Company's various stock plans, including the 1989 Stock Plan, Second Amended and Restated 1995 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan, 1998 Non-Qualified, Non-Officer Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2001 Stock Incentive Plan.

     The members of the Compensation Committee, all of whom are non-employee Directors, bring expertise in matters relating to executive compensation to their service on the Compensation Committee gained through their experience on other Boards of Directors of public and private companies, and through serving as senior executives at other companies. The current members of the Compensation Committee are Patrick J. Fortune, Richard L. Love and Serge Okun.

     Procedure for Establishing Compensation. During fiscal year 2003, the Compensation Committee established the annual compensation for the Company's executive officers, other than the CEO, based, in part, on recommendations of the Company's Chief Executive Officer. The Committee reviewed the recommendations, taking into account the following factors: (i) external market data on executive compensation; (ii) the Company's performance; (iii) the individual's contribution to the Company's success; (iv) the competitive environment for the retention of executive talent; and (v) the internal equity of compensation levels among executive officers.

     Elements of Executive Compensation. The Company's compensation policy for executive officers for the fiscal year ended June 30, 2003 was designed to achieve the following objectives: (i) to enhance profitability of the Company and align management's long-term interests with those of the stockholders; (ii) to reward executives consistent with the Company's annual and long-term performance goals; (iii) to recognize individual initiative and achievement and
(iv) to provide competitive compensation that will attract and retain qualified executives.

     An executive officer's compensation package includes: (i) base salary, which is based upon the overall performance of the Company and external market data, (ii) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives of the Company and individual objectives, and (iii) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. In addition, the compensation program is comprised of various benefits, including medical, savings and insurance plans, the Company's 2000 Employee Stock Purchase Plan and the Company's 401(k) Savings and Retirement Plan, all of which are generally available to all employees of the Company.

     Base Compensation. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (i) the Company's past financial performance and future expectations; (ii) the general and industry-specific business environment; (iii) the individual executive officer's base compensation in the prior year; (iv) periodic published surveys of base compensation at comparable companies; (v) annual compensation increases at such companies; and (vi) corporate and individual performance. The Compensation Committee's review of the foregoing factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers. For fiscal year 2003, base salaries and variable incentive compensation opportunities for executive officers of PAREXEL were targeted at levels which would cause total annual compensation (i.e., salary and bonus) of executive officers to average at approximately the median of compensation for officers of comparatively sized companies and for overall industry practice.

     Performance-Based Compensation. The Company's performance-based compensation policies are designed to reward executive officers when the Company meets or exceeds pre-determined goals and are also based on various non-financial objectives such as the ability to recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. In establishing performance bonus formulas for the Company's executive officers for fiscal year 2003, the Compensation Committee considered: (i) the annual base compensation of each individual, (ii) individual performance, (iii) the actual performance of the Company as compared to projected performance under the Company's annual operating plan, (iv) the projected future performance of the Company, (v) the general business environment, and (vi) periodically published surveys of performance compensation at comparable companies. The Compensation Committee's review of the foregoing factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding potential bonuses of executive officers.

     Executive Officers of the Company are eligible to participate in the Company's Performance Bonus Plan. Each participating executive officer has a specific target award that is expressed as a percentage of his or her base salary paid in the fiscal year, ranging from 40% to 60%. The award is calculated based upon the financial performance of the participant's business unit, total company performance, achievement of the participant's individual goals, or a combination of the three. For fiscal year 2003, the executive officers of the Company were each paid a bonus equal to 54-112% of his or her bonus potential under that plan.

     Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of the Company's stockholders. When establishing stock option grant levels for fiscal year 2003, the Company's Compensation Committee and Stock Option Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price. Stock options granted under the Company's stock plans generally have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Stock options granted to executive officers in fiscal year 2003 become exercisable in four equal annual installments.

     In awarding stock options, the Compensation Committee and Stock Option Committee reviewed: (i) the overall compensation package of each executive officer; (ii) periodically published surveys of stock option awards at comparable companies; (iii) individual performance during the fiscal year in question; and (iv) past financial performance and future expectations. For new executive officers, the Compensation Committee considers the general and industry-specific business environment and the expected contribution of the executive officer to the Company over the short and long term.

     In fiscal year 2003, one executive officer of the Company was awarded a non-qualified stock option to purchase 25,000 shares of Common Stock.

     CEO Compensation. Generally, Mr. von Rickenbach, the Company's Chairman of the Board and Chief Executive Officer, may participate in the same compensation programs that are available to the Company's other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Mr. von Rickenbach's compensation is subject to the terms of his employment agreement with the Company. The current rate of compensation for Mr. von Rickenbach under this agreement is $450,000 for an annual salary, with a bonus target of not less than $110,000.

     Mr. von Rickenbach was paid a bonus of $162,000 for fiscal year 2003, pursuant to the terms of his employment agreement, as a result of the achievement of certain specified objectives for fiscal year 2003. These objectives were based on the satisfaction of the Company's financial and business objectives.

     Deductibility of Executive Compensation. In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee has considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and it is the Committees' present intention that, for so long as it is consistent with the Company's overall compensation objective, executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

     No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

                                          Respectfully submitted by the
                                          Compensation
                                          Committee:

                                          Patrick J. Fortune, Chairman
                                          Richard L. Love
                                          Serge Okun

                            STOCK PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the period from June 30, 1998 through June 30, 2003, with the cumulative total return of the Nasdaq U.S. Stock Index and the Nasdaq Health Services Index over the same period. The comparison assumes $100 was invested on June 30, 1998 in the Company's Common Stock, in the Nasdaq U.S. Stock Index and in the Nasdaq Health Services Index and assumes reinvestment of dividends, if any.

                              [Performance Chart]

--------------------------------------------------------------------------------------
                       June 30,   June 30,   June 30,   June 30,   June 30,   June 30,
                         1998       1999       2000       2001       2002       2003
--------------------------------------------------------------------------------------
 PAREXEL
  International
  Corporation          $100.00    $ 36.60    $ 26.29    $ 53.61    $ 38.24    $ 38.35
 Nasdaq U.S. Stock
  Index                 100.00     143.67     212.43     115.46      78.65      87.33
 Nasdaq Health
  Services Index        100.00      94.11      72.64     103.65     101.79     107.15

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL 2

                     RATIFICATION OF SELECTION OF AUDITORS

     The Company's Audit Committee approved the appointment of Ernst & Young LLP ("E&Y"), effective June 20, 2002, to serve as independent auditors for the Company for the fiscal year ending June 30, 2002. The Board also selected the firm of E&Y to serve as auditors for the years ending June 30, 2003 and June 30, 2004.

     Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     The Board recommends a vote FOR ratification of the selection of Ernst & Young LLP to serve as auditors for the year ending June 30, 2004. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE RATIFYING THE SELECTION OF ERNST & YOUNG LLP.

                             CHANGES IN ACCOUNTANTS

     Prior to the appointment of E&Y as the company's independent auditors, upon the recommendation of the Company's Audit Committee, the Company's Board of Directors determined to change the principal accountants for the Company from PricewaterhouseCoopers LLP ("PWC") to Arthur Andersen, LLP ("Arthur Andersen") effective as of October 4, 2001, to serve as independent auditors for the Company for the fiscal year ending June 30, 2002. The selection of Arthur Andersen to serve as independent auditors for the Company was ratified by the stockholders of PAREXEL at its Annual Meeting held November 13, 2001. The Company's Audit Committee dismissed Arthur Andersen and appointed E&Y as the principal accountants for the company effective June 20, 2002.

     Arthur Andersen did not issue any reports on any of the Company's financial statements during the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants from Arthur Andersen to E&Y. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants from Arthur Andersen to E&Y, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with any reports it would have prepared on the Company's financial statements. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants from Arthur Andersen to E&Y, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     During the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants from PWC to Arthur Andersen, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. PWC's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for a reference in its report on the financial statements for the year ended June 30, 2000 to the restatement of the financial statements described therein. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants from PWC to Arthur Andersen, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     The Company engaged E&Y as the Company's principal accountants effective as of June 20, 2002. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging E&Y, neither the Company nor anyone on its behalf consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by E&Y that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

     As discussed above, the Company had engaged Arthur Andersen as the Company's principal accountants effective as of October 4, 2001. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Arthur Andersen, neither the Company nor anyone on its behalf consulted with Arthur Andersen regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Arthur Andersen that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                   AUDIT FEES

     The aggregate fees billed to the Company by E&Y for professional services for the audit of the Company's annual financial statements for the year ended June 30, 2003 and review of the financial statements included in the Company's Quarterly Reports on Form 10-Q in fiscal year 2003 was approximately $602,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed to the Company by E&Y for financial system design and implementation services in fiscal year 2003.

ALL OTHER FEES

     The aggregate fees billed to the Company by E&Y for services other than Audit Fees and Financial Information Systems Design and Implementation Fees described above for fiscal year 2003 was approximately $427,515.

     The Audit Committee has considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y's independence.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about PAREXEL Common Stock that may be issued upon the exercise of options and rights under all of its existing equity compensation plans as of June 30, 2003, including PAREXEL's 1989 Stock Plan, 1995 Plan, 1995 Non-Employee Director Stock Option Plan, 1998 Non-qualified, Non-Officer Stock Option Plan ("1998 Plan"), 2000 Employee Stock Purchase Plan and 2001 Stock Incentive Plan.

                                                                     WEIGHTED-        NUMBER OF SECURITIES
                                                                  AVERAGE EXERCISE   REMAINING AVAILABLE FOR
                                                                      PRICE OF        FUTURE ISSUANCE UNDER
                                        NUMBER OF SECURITIES TO     OUTSTANDING        EQUITY COMPENSATION
                                        BE ISSUED UPON EXERCISE       OPTIONS,          PLANS (EXCLUDING
                                        OF OUTSTANDING OPTIONS,     WARRANTS AND     SECURITIES REFLECTED IN
PLAN CATEGORY                             WARRANTS AND RIGHTS          RIGHTS              COLUMN (A))
-------------                           -----------------------   ----------------   -----------------------
                                                  (A)                   (B)                    (C)
Equity compensation plans approved by
  security holders....................         2,519,612               $15.77               2,284,463
Equity compensation plans not approved
  by security holders.................         1,139,749(1)            $13.45                 189,505
                                               ---------                                    ---------
          Total.......................         3,659,361                                    2,473,968

---------------

(1) See the description below of the 1998 Plan.

THE 1998 PLAN

     As of June 30, 2003, PAREXEL had reserved 1,329,254 shares of Common Stock for issuance under the 1998 Plan. The 1998 Plan provides for the granting of nonqualified stock options to non-officer employees at the fair market value of Common Stock on the grant date as determined under the provisions of the 1998 Plan. Options under the 1998 Plan expire in eight years from the date of grant and vest at dates ranging from the issuance date to five years. As of June 30, 2003, approximately 1,139,749 shares are reserved for issuance upon exercise of outstanding options and approximately 189,505 shares are available for grant under the 1998 Plan. The Company's 1998 Plan has not been approved by the Company's stockholders.

                       AMENDMENT TO THE COMPANY'S BY-LAWS

     On March 27, 2003, in accordance with the Company's articles of organization, the Board amended Section 2 of Article I of the Company's by-laws to provide that a special meeting of the stockholders of the Company may be called by the stockholders only upon written application of the holders of a minimum of 80% of the Company's capital stock entitled to vote at a meeting, or such lesser percentage as shall constitute the maximum percentage permitted by law, applicable as long as the Company has a class of voting stock registered under the Securities Exchange Act of 1934, as amended. A copy of the amended and restated by-laws, as amended, are attached as Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed with the Commission on May 2, 2003 and may be accessed from the SEC's home page (www.sec.gov) or obtained from the Clerk of the Company.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: 195 West Street. Waltham, Massachusetts, 02451, Attention: Investor Relations; 781-487-4118. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

                             STOCKHOLDER PROPOSALS

     Under Commission rules, proposals of stockholders intended for inclusion in the Proxy Statement and form of proxy to be furnished to all stockholders entitled to vote at the Company's 2004 Annual Meeting of Stockholders must be received at the Company's principal executive offices not later than June 16, 2004.

     If a stockholder of the Company wishes to present a proposal before the Company's 2004 Annual Meeting of Stockholders but has not complied with the requirements for inclusion of such proposal in the Proxy Statement under Commission rules, such stockholder must give written notice of such proposal to the Company not less than 60 and not more than 90 days prior to the scheduled meeting. However, if the meeting is either a special meeting in lieu of an annual meeting of stockholders to be held prior to the date specified in the by-laws or is a special meeting and less than 70 days' notice is given of the date of the meeting, a stockholder will have 10 days from the earlier of (a) the date on which notice of such meeting was mailed or (b) the date that public disclosure was made of such meeting date in which to give such notice. The notice from the stockholder must describe the proposed business to be brought before the meeting and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal. If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

     Proponents should submit their proposals by certified mail return receipt requested. Such stockholder proposals should be submitted to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451,
Attention: Clerk.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

October 14, 2003

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

                                                                       PXC-PS-03

                                  DETACH HERE

                                     PROXY

                       PAREXEL INTERNATIONAL CORPORATION

       PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS - November 11, 2003
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned Stockholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints Josef H. von Rickenbach and James F. Winschel, Jr. and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of the Company to be held at the Museum of Our National Heritage, 33 Marrett Road, Lexington, Massachusetts on November 11, 2003 at 1:00 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 14, 2003, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

   SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
      SIDE                                                              SIDE

PAREXEL INTERNATIONAL CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694





            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


---  Please mark                                                           #PXC
 X   votes as in
---  this example.


1. To elect three (3) Class II Directors to each serve for a term continuing until the annual meeting of stockholders in 2006 and until his successor is duly elected & qualified.

     Nominees:

     (01) A. Joseph Eagle, (02) Richard L. Love, (03) Serge Okun.
                          FOR     WITHHELD
                          [ ]       [ ]


     [ ]_________________________________________
        For all nominee(s) except as written above




                                                          FOR   AGAINST  ABSTAIN

2.   To ratify the  selection  of Ernst & Young
     LLP as  auditors  for the fiscal                     [ ]     [ ]      [ ]
     year ending June 30, 2004.









                                                      MARK HERE
                                                     FOR ADDRESS     [   ]
                                                      CHANGE AND
                                                     NOTE AT LEFT

THIS PROXY SHOULD BE DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Signature: ______________ Date:________  Signature:______________ Date:________